SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2017

DYNAMIC GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-119823	98-1225287
(State or Other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

8832 Glendon Way
Rosemead, California 91770
(626) 656-6192
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

1610-675 West Hastings St.
Vancouver, British Columbia V6B 1N2 Canada
(608) 681-3131
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, “Company,” “our company,” “us,” “DYGO,” and “our” refer to Dynamic Gold Corp., unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

SECTION 5 - CORPORATE GOVERANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officers and Directors

On May 17, 2017, Mr. Fuming Lin’s resigned as Secretary and director of the Corporation and Mr. Lianyue Song resigned as Chief Financial Officer of the Corporation.

The Corporation has accepted the above mentioned resignations with corresponding minutes, and requisite director's resolutions, a copy of which remains in the minute book of the Corporation.

Additionally, there have been no conflicts with the Corporation or other board members during Mr. Lin’s tenure as an officer and director or Mr. Song’s tenure as an the CFO and their resignations were as a result of conflicting schedules and personal reasons.

Appointment of Officers and Directors

On May 17, 2017, Mr. Jimmy Zhou was appointed as a member of the board of directors. Additionally, Mr. Zhou was appointed Chief Financial Officer and Secretary of the Corporation.

Biographical Information

Mr. Zhou, age 50, prior to his appointment as CFO/SEC. of the Corporation, he was employed as CEO/CFO from July 2015 until October 2016 by Kiwa Bio-Tech Products Group located in Claremont, Ca (“KWBT”). KWBT is a public company involved in the development, manufacture, distribution and marketing of innovative, cost-effective and environmentally safe bio-technological products for agriculture. Prior to that Mr. Zhou was employed by AXA Advisors LLC (“AXA”) in California as a financial advisor from 2000 to 2007. He became a Certified Estate Planner (CEP) and a Registered Financial Consultant (RFC) with AXA in 2005. From 2007 to 2008, Mr. Zhou was involved in investment banking projects between China and the United States and since 2008. Mr. Zhou has worked as an independent business consultant and as an offshore financial advisor to clients in China for over 10 years. Mr. Zhou graduated from Shanghai International Studies University in China in 1990.

There are presently no plans or commitments with regard to compensation or remuneration. The Company has no employee benefit plans or other compensation plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 19, 2017

Dynamic Gold Corp.

By:/s/ Lianyue Song
Lianyue Song, President/CEO